EXHIBIT A
                            ARTICLES OF INCORPORATION

                                       OF

                        DREYFUS STRATEGIC MUNICIPALS INC.

                          ----------------------------


          FIRST: The undersigned, David Stephens, whose address is 7 Hanover Square, New York, New York 10004-2594, being at least eighteen years of age, hereby acts as incorporator and forms a corporation under and by virtue of the Maryland General Corporation Law.

          SECOND: The name of the corporation (hereinafter called the "corporation") is Dreyfus Strategic Municipals, Inc.

          THIRD: The corporation is formed for the following purpose or purposes:

                    (a) to conduct, operate and carry on the business of an investment company;

                    (b) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, lend, write options on, exchange, distribute or otherwise dispose of and deal in and with securities of every nature, kind, character, type and form, including without limitation of the generality of the foregoing, all types of stocks, shares, futures contracts, bonds, debentures, notes, bills and other negotiable or non-negotiable instruments, obligations, evidences of interest, certificates of interest, certificates of participation, certificates, interests, evidences of ownership, guarantees, warrants, options or evidences of indebtedness issued or created by or guaranteed as to principal and interest by any state or local government or any agency or instrumentality thereof, by the United States Government or any agency, instrumentality, territory, district or possession thereof, by any foreign government or any agency, instrumentality, territory, district or possession thereof, by any corporation organized under the laws of any state, the United States or any territory or possession thereof or under the laws of any foreign country, bank certificates of deposit, bank time deposits, bankers' acceptances and commercial paper; to pay for the same in cash or by the issue of stock, including treasury stock, bonds or notes of the corporation or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said instruments;

                    (c) to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the corporation;

                    (d) to issue, sell, repurchase, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, shares of stock of the corporation, including shares of stock of the corporation in fractional denominations, and to apply to any such repurchase, retirement, cancellation or acquisition of shares of stock of the corporation any funds or property of the corporation whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Maryland.

                    (e) to conduct its business, promote its purposes and carry on its operations in any and all of its branches and maintain offices both within and without the State of Maryland, in any States of the United States of America, in the District of Columbia and in any other parts of the world; and

                    (f) to do all and everything necessary, suitable, convenient, or proper for the conduct, promotion, and attainment of any of the businesses and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such businesses and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the Maryland General Corporation Law, and to have and exercise all of the powers conferred by the laws of the State of Maryland upon corporations incorporated or organized under the Maryland General Corporation Law.

          The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Maryland which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.

          FOURTH:    The post office address of the principal office of the
corporation within the State of Maryland and of the resident agent of the corporation within the State of Maryland, is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

          FIFTH:    (1) The total number of shares of stock which the
corporation has authority to issue is Five Hundred Million (500,000,000), all of which are of a par value of one-tenth of one cent ($.001) each and are designated as Common Stock.

          (2) The aggregate par value of all the authorized shares of stock is Five Hundred Thousand ($500,000) dollars.

          (3) The board of directors of the corporation is authorized, from time to time, to fix the price or the minimum price or the consideration or minimum consideration for, and to issue, the shares of stock of the corporation.

          (4) The board of directors of the Corporation is authorized, from time to time, to classify or to reclassify, as the case may be, any unissued shares of stock of the corporation.

          (5) Notwithstanding any provisions of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of stockholders entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the outstanding shares of the corporation, except as otherwise provided in these Articles of Incorporation.

          (6) The presence in person or by proxy of the holders of one-third of the shares of stock of the corporation entitled to vote (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class required to vote as a class on the matter shall constitute a quorum.

          (7) The corporation may issue shares of its stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the corporation, but excluding the right to receive a stock certificate evidencing a fractional share.

          (8) No holder of any shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue, or any rights or options which the corporation proposes to issue or to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, or any bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

          SIXTH: (1)   The number of directors of the corporation, until such
number shall be increased or decreased pursuant to the by-laws of the corporation, is two. The number of directors shall never be less than the minimum number prescribed by the Maryland General Corporation Law nor more than twelve.

          (2) The names of the persons who shall act as directors of the corporation until the first annual meeting or until their successors are duly chosen and qualify are as follows:

                               Joseph S. DiMartino
                               Richard J. Moynihan

          (3) Beginning with the first annual meeting of stockholders held after the initial public offering of the shares of the corporation (the "initial annual meeting"), the board of directors of the corporation shall be divided into three classes: Class I, Class II and Class III. The term of office of one class of directors elected at the initial annual meeting shall expire each year. At the initial annual meeting, directors of Class I shall be deemed to have been elected to hold office for a term expiring at the next succeeding annual meeting, directors of Class II shall be deemed to have been elected to hold office for a term expiring at the second succeeding annual meeting and directors of Class III shall be deemed to have been elected to hold office for a term expiring at the third succeeding annual meeting. At each subsequent annual meeting of stockholders, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by resolution of the board of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

          (4) Any vacancy occurring in the board of directors may be filled by a majority of the directors in office. A new directorship resulting from an increase in the number of directors shall be filled by a majority of the entire board of directors.

          (5) A director of the corporation may be removed from office only by vote of the holders of at least seventy-five percent (75%) of the outstanding shares of the corporation entitled to vote in an election of directors.

          (6) The initial by-laws of the corporation shall be adopted by the directors at their organizational meeting or by their informal written action, as the case may be. Thereafter, the power to make, alter, and repeal the by-laws of the corporation shall be vested in the board of directors of the corporation.

          (7) Any determination made in good faith and by or pursuant to the direction of the board of directors, as to: the amount of the assets, debts, obligations, or liabilities of the corporation; the amount of any reserves or charges set up and the propriety thereof; the time of or purpose for creating such reserves or charges; the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged); the value of any investment or fair value of any other asset of the corporation; the number of shares of the corporation outstanding; the estimated expense to the corporation in connection with purchases of its shares; the ability to liquidate investments in orderly fashion; the extent to which it is practicable to deliver a cross-section of the portfolio of the corporation in payment for any such shares, or as to any other matters relating to the issue, sale, purchase and/or other acquisition or disposition of investments or shares of the corporation, or the determination of the net asset value of shares of the corporation shall be final and conclusive, and shall be binding upon the corporation and all holders of its shares, past, present and future, and shares of the corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

          SEVENTH: (1)   To the maximum extent permitted by the Maryland General
Corporation Law as from time to time amended, the corporation shall indemnify its currently acting and its former directors, officers, and employees and those persons who, at the request of the corporation serve or have served another corporation, partnership joint venture, trust or other enterprise in one or more of such capacities. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          (2) Anything herein contained to the contrary notwithstanding, no officer or director of the corporation shall be indemnified for any liability to the corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          EIGHTH:   (1) Notwithstanding any other provision of these Articles of
Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of the corporation shall be required to approve, adopt or authorize any of the following:

                    (a) a merger or consolidation or statutory share exchange of the corporation with or into another corporation;

                    (b) a sale of all or substantially all of the assets of the corporation (other than in the regular course of the corporation's investment activities); or

                    (c) a liquidation or dissolution of the corporation;

unless such action previously has been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of directors fixed in accordance with the by-laws, in which case the affirmative vote of a majority of the outstanding shares of the corporation shall be required.

          (2) In addition to the voting requirements imposed by law or by any other provision of these Articles of Incorporation, the provisions set forth in this Article EIGHTH, and the provision of these Articles of Incorporation setting forth the maximum number of directors at twelve, may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article EIGHTH be adopted, unless such action is approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of the corporation.

          NINTH:    Notwithstanding any other provision of these Articles of
Incorporation, at any time prior to September 30, 1997 the affirmative voice of the holders of at least seventy-five percent (75%) of the outstanding shares of the corporation shall be required to approve, adopt or authorize an amendment to these Articles of Incorporation to make the shares of the corporation redeemable securities (as defined in the Investment Company Act of 1940), unless such action previously has been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of directors fixed in accordance with the by-laws, in which case the affirmative vote of a majority of the outstanding shares of the corporation shall be required.

          TENTH:    All persons who shall acquire stock or other securities of the corporation shall acquire the same subject to the provisions of the corporation's Charter, as from time to time amended.

          ELEVENTH:    From time to time any of the provisions of the Charter of
the corporation may be amended, altered or repealed, including amendments which alter the contract rights of any class of stock outstanding, and other provisions authorized by the Maryland General Corporation Law at the time in force may be added or inserted in the manner and at the time prescribed by said Law, and all rights at any time conferred upon the stockholders of the corporation by its Charter are granted subject to the provisions of this Article.


          IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.


Dated: July 20, 1987


                               /s/ DAVID STEPHENS
                               ----------------------------------
                               David Stephens, Incorporator

                              ARTICLES OF AMENDMENT

          DREYFUS STRATEGIC MUNICIPALS, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:     The charter of the Corporation is amended by striking
paragraph of Article EIGHTH of the Articles of Incorporation and inserting in lieu thereof the following:

                    "(2) In addition the voting requirements imposed by law or by any other provision of these Articles of Incorporation, the provisions set forth in this Article EIGHTH and in Article NINTH, and the provision of these Articles of Incorporation setting forth the maximum number of directors at twelve, may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article EIGHTH or Article NINTH or said provision relating to the number of directors be adopted, unless such action is approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of the corporation."

          SECOND:     The Board of Directors of the Corporation by a unanimous
written consent dated as of July 20, 1987, duly adopted a resolution setting forth the foregoing amendment to the charter and declaring that the amendment was advisable. The Corporation has no stockholders.

          The Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects and that this statement is made under the penalties of perjury.

          IN WITNESS WHEREOF, Dreyfus Strategic Municipals, Inc. has caused this instrument to be filed in its name and on its behalf by its Vice President, Stanley F. Druckenmiller, and witnessed by its Secretary, Daniel C. Maclean, on the 23rd day of July, 1987.


                              DREYFUS STRATEGIC MUNICIPALS, INC.

                              By: /s/ STANLEY F. DRUCKENMILLER
                                 ----------------------------------
                                 Stanley F. Druckenmiller, Vice President


ATTEST:

/s/ DANIEL C. MACLEAN
-------------------------------
Daniel C. Maclean, Secretary

                       DREYFUS STRATEGIC MUNICIPALS, INC.

                              ARTICLES OF AMENDMENT


          Dreyfus Strategic Municipals, Inc., a Maryland corporation having its principal office in the State of Maryland at 32 South Street, Baltimore, Maryland (hereinafter called the ("Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (hereinafter called the "Department") that:

          FIRST:    The charter of the Corporation is hereby amended by striking out Article SEVENTH of the Articles of Incorporation and inserting in lieu thereof the following:

                    "SEVENTH: (1) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the corporation shall have any liability to the corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

                    (2) The corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The board of directors may, through a by-law, resolution or agreement, make further provisions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

                    (3) No provision of this Article SEVENTH shall be effective to protect or purport to protect any director or officer of the corporation against any liability to the corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross-negligence or reckless disregard of the duties involved in the conduct of his office.

                    (4) References to the Maryland General Corporation Law in this Article SEVENTH are to the law as from time to time amended. No amendment to the Articles of Incorporation of the corporation shall affect any right of any person under this Article SEVENTH based on any event, omission or proceeding prior to such amendment."

          SECOND:    The Board of Directors of the Corporation duly adopted a
resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment of the charter as proposed was advisable.

          THIRD:    Said amendment has been consented to and approved by the
stockholders of the Corporation at the annual meeting of shareholders held on August 25, 1988.

          IN WITNESS WHEREOF, Dreyfus Strategic Municipals, Inc. has caused these Articles to be signed in its name and on its behalf by its President and witnessed by its Secretary on September 15, 1988.


                                 DREYFUS STRATEGIC MUNICIPALS, INC.


                                 By: /s/ RICHARD J. MOYNIHAN
                                    --------------------------------
                                    Richard J. Moynihan, President


Witness:

/s/ DANIEL C. MACLEAN
--------------------------------
Daniel C. Maclean, Secretary

          The undersigned, President of Dreyfus Strategic Municipals, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                            /s/ RICHARD J. MOYNIHAN
                            -------------------------------
                            Richard J. Moynihan, President